UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2012

ANDINA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Carrera 10 No. 28-49, Torre A. Oficina 20-05, Bogota, Colombia

(Address of Principal Executive Offices) (Zip Code)

57-1-281-1811

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.

On March 22, 2012, Andina Acquisition Corporation (the “Company”) consummated the initial public offering (“IPO”) of 4,000,000 of its units (“Units”). Each Unit consisted of one ordinary share, $.0001 par value per share (“Ordinary Share”), and one Warrant (“Warrant”), to purchase one Ordinary Share at an exercise price of $8.00 per share. Simultaneously with the consummation of the IPO, the Company consummated the private placement (“Private Placement”) of 4,800,000 warrants (“Private Placement Warrants”) at a price of $0.50 per Private Placement Warrant and an option to purchase 500,000 Units (“Purchase Option”) at a price of $500,000, generating total proceeds of $2,900,000.

On March 30, 2012, the Company consummated the closing of the sale of 200,000 Units which were sold subject to the underwriters’ over-allotment option.

The 4,200,000 Units sold in the IPO, including the 200,000 Units sold subject to the over-allotment option, were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $42,000,000. Of the gross proceeds of the IPO and Private Placement, $42,740,000 (or approximately $10.18 per share) was placed in trust.

A copy of the press release issued by the Company announcing the consummation of the sale of the Units subject to the over-allotment option is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDINA ACQUISITION CORPORATION

By:	/s/ Julio A. Torres
Name: Julio A. Torres Co-Chief Executive Officer

Dated: March 30, 2012

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release.